Exhibit 32.2

Certification of Form 10-Q for the Quarter ended September 30, 2015, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned Chief Financial Officer of Omega Protein Corporation, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

●	the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

●

the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

This certification is being furnished solely to comply with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a part of the Form 10-Q.

A signed original of this written statement required by Section 906 has been provided to Omega Protein Corporation and will be retained by Omega Protein Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 4, 2015

/s/ ANDREW J. JOHANNESEN
Andrew J. Johannesen
Executive Vice President and
Chief Financial Officer